EXHIBIT 23.1

Consent of Independent Auditors

We consent to the use in this Current Report on Form 8-K/A of MB Financial, Inc. of our report dated March 11, 2016 on the 2015 and 2014 consolidated financial statements of American Chartered Bancorp, Inc.

/s/Crowe Horwath LLP

Oak Brook, Illinois

November 8, 2016